UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 30, 2016

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 30, 2016, Green Plains Logistics LLC, a wholly owned subsidiary of Green Plains Partners LP, entered into Amendment No. 2 to the rail transportation services agreement with Green Plains Trade Group LLC, a wholly owned subsidiary of Green Plains Inc. The amendment serves to extend the initial term of the agreement, effective July 1, 2015, from a six year term to a ten year term, consistent with the term of other agreements between the parties.  All other terms and conditions remain the same as the initial agreement, as previously amended.

The above description of the amendment to the rail transportation services agreement is not complete and is qualified in its entirety by reference to the full text of the amendment to the  rail transportation services agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this report.

NumberDescription

10.1Amendment No. 2 to Rail Transportation Services Agreement, dated November 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2016	Green Plains Partners LP By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)